UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2017

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) held on November 17, 2017, Sysco’s stockholders elected each of the Company’s director nominees, who had been nominated to serve until the Company’s 2018 Annual Meeting of Stockholders. Daniel J. Brutto was re-elected with 99.54% of the votes cast, John M. Cassaday was re-elected with 96.93% of the votes cast, William J. DeLaney was re-elected with 99.28% of the votes cast, Joshua D. Frank was re-elected with 98.78% of the votes cast, Larry C. Glasscock was re-elected with 99.02% of the votes cast, Bradley M. Halverson was re-elected with 99.38% of the votes cast, Hans-Joachim Koerber was re-elected with 99.28% of the votes cast, Nancy S. Newcomb was re-elected with 98.83% of the votes cast, Nelson Peltz was re-elected with 98.05% of the votes cast, Edward D. Shirley was re-elected with 99.63% of the votes cast, Sheila G. Talton was re-elected with 98.41% of the votes cast, Richard G. Tilghman was re-elected with 96.93% of the votes cast, and Jackie M. Ward was re-elected with 97.91% of the votes cast. The advisory stockholder vote on the compensation paid to Sysco’s named executive officers, as disclosed in Sysco’s 2017 proxy statement, was approved by 96.45% of the votes cast. The alternatives with respect to the frequency with which Sysco will conduct future stockholder advisory votes on executive compensation received the following votes (as a percentage of the total votes cast): 8.60% for every 3 years, 0.25% for every 2 years and 91.14% for every year. The ratification of the appointment of the independent registered public accounting firm for fiscal 2018 was approved by 98.30% of the votes cast. The stockholder proposal regarding a policy limiting accelerated vesting of equity awards upon a change in control was not approved by stockholders, receiving approximately 36.16% of the votes cast.

In light of the voting results on Proposal 3, the Company has decided to include the advisory stockholder vote on executive compensation in its proxy materials on an annual basis until the next required advisory vote on the frequency of the advisory stockholder vote on compensation paid to the Company’s named executive officers. With respect to each item, the number of votes cast includes all “for” and “against” votes, and abstentions and broker non-votes are disregarded with respect to each item.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Name	Votes For	Votes Against	Total Votes Cast	Abstentions	Broker Non-Votes
Daniel J. Brutto	397,095,625	1,833,733	398,929,358	566,357	72,444,403
John M. Cassaday	386,748,250	12,211,181	398,959,431	536,284	72,444,403
William J. DeLaney	396,155,064	2,834,887	398,989,951	505,764	72,444,403
Joshua D. Frank	394,122,381	4,837,209	398,959,590	536,125	72,444,403
Larry C. Glasscock	394,091,395	3,870,979	397,962,374	1,533,341	72,444,403
Bradley M. Halverson	396,459,826	2,441,624	398,901,450	594,265	72,444,403
Hans-Joachim Koerber	396,024,239	2,852,930	398,877,169	618,546	72,444,403
Nancy S. Newcomb	394,347,881	4,659,861	399,007,742	487,973	72,444,403
Nelson Peltz	391,146,435	7,758,183	398,904,618	591,097	72,444,403
Edward D. Shirley	397,456,178	1,436,176	398,892,354	603,361	72,444,403

Sheila G. Talton	392,409,822	6,311,092	398,720,914	774,801	72,444,403
Richard G. Tilghman	386,714,513	12,241,005	398,955,518	540,197	72,444,403
Jackie M. Ward	390,691,656	8,324,284	399,015,940	479,775	72,444,403

Proposal 2 – Approval, by advisory vote, of the compensation paid to Sysco’s named executive officers, as disclosed in Sysco’s 2017 proxy statement

Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
384,043,024	14,128,102	398,171,126	1,324,589	72,444,403

Proposal 3 – Approval, by advisory vote, of the frequency with which Sysco will conduct future stockholder advisory votes on executive compensation, as disclosed in Sysco’s 2017 proxy statement

3 Years	2 Years	1 Year	Total Votes Cast	Abstentions
34,294,947	1,021,540	363,327,580	398,644,067	851,648

Proposal 4 – Ratification of the appointment of Ernst & Young LLP as Sysco’s independent registered public accounting firm for fiscal 2018

Votes For	Votes Against	Votes Cast	Abstentions
463,231,510	7,976,676	471,208,186	731,932

Proposal 5 – Stockholder proposal regarding a policy limiting accelerated vesting of equity awards upon a change in control.

Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
143,620,606	253,480,939	397,101,545	2,394,170	72,444,403

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 17, 2017	By:	/s/ Russell T. Libby
Russell T. Libby
Executive Vice President, Administration and Corporate Secretary